Exhibit 10.40

China Yongxin Pharmaceuticals, Inc.

Lock-Up Agreement

[date]

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Re: Agreement to Lock Up Shares

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement between China Yongxin Pharmaceuticals Inc., a corporation existing under the laws of Delaware (the “Company”), and you as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), providing for a public offering (the “Offering”) of shares of common stock of the Company (the “Common Stock”), pursuant to a Form S-1 Registration Statement (File No. 333-167416) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Common Stock, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise dispose of any Common Stock of the Company, or any options or warrants to purchase any Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Stock of the Company (“Company Securities”), whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC (collectively the “Undersigned’s Securities”) by the undersigned as of the Public Offering Date (as defined below), without the prior written consent of the Representative; provided that nothing herein shall prohibit the undersigned from (a) acquiring Company Securities directly from the Company or exercising or converting any Company Securities; provided, however, that any Company Securities received upon the exercise of any derivative security of the Company shall be subject to the restriction set forth herein, (b) surrendering any Company Securities pursuant to the terms of an amalgamation, merger or consolidation of the Company approved by the Board of Directors of the Company and a majority of the shareholders of the Company, or (c) tendering any Company Securities pursuant to a tender offer made in compliance with applicable securities laws and approved by the Board of Directors of the Company. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction with respect to such Undersigned’s Securities during the Lock-Up Period which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for one hundred eighty (180) days after the initial effective date of the Registration Statement (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned (i) if an individual, may transfer any or all of the Undersigned’s Securities either during his or her lifetime or upon death, by bona fide gift, will or intestacy, to his or her immediate family or to a trust or limited partnership the beneficiaries or members of which are exclusively the undersigned and/or a member or members of his or her immediate family, (ii) if a trust, may distribute any or all of the Undersigned’s Securities to its beneficiaries, or (iii) if a corporation, partnership or a limited liability company, may distribute any or all of the Undersigned’s Securities to its shareholders, partners or members; provided, however, that in the case of transfer under each of clauses (i), (ii) and (iii) it shall be a condition to such transfer or distribution that: (a) such transfer or distribution shall result in no dispensation of value; (b) such transfer or distribution shall not be required to be, or voluntarily, reported at such time in a U.S. public filing or report or any other forum in the U.S.; the transferee shall execute an agreement reasonably satisfactory to the Representative agreeing to take and hold the Undersigned’s Securities subject to the terms of this Lock-up Agreement; and (c) there shall be no further transfer of such Undersigned’s Securities except in accordance with this Lock-up Agreement.  For purposes of this Lock-up Agreement, “immediate family” means relationships by blood, marriage or adoption, not more remote than first cousin.

The undersigned represents that the undersigned has as of the date of execution of this Lock-Up Agreement good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever, except as set forth in the Registration Statement.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-Up Agreement shall lapse and become null and void upon written notice from the Company to the Representative that the Company does not intend to proceed with the Offering or wishes to terminate the engagement of the Representative as an Underwriter of the Offering.

[Signature Page Follows]

Very truly yours,

________________________________________
Exact Name of Shareholder

________________________________________
Authorized Signature

________________________________________
Title

[Signature Page to Lock-Up Agreement]